EXHIBIT 23.2
Consent of Independent Registered
Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement on Form S-2 (File No. 333-128508) and on Forms S-8 (Nos. 333-116079, 33-40699 and 33-40700) of PDG Environmental, Inc. of our report dated April 15, 2005, relating to the consolidated financial statements of PDG Environmental, Inc. and Subsidiaries included in the Annual Report on Form 10-K for the year ended January 31, 2007.
/s/ Parente Randolph, LLC
Pittsburgh, Pennsylvania
May 14, 2007